Exhibit 4.2

RIGHTS CERTIFICATE #:	NUMBER OF RIGHTS
THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS
DATED ______ __, 2009 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE.   COPIES OF
THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM THE ALTMAN GROUP, THE INFORMATION AGENT.

MHI Hospitality Corporation
Incorporated under the laws of the State of Maryland

NON - TRANSFERABLE SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non - Transferable Subscription Rights to Purchase Shares of Common Stock of MHI Hospitality Corporation

Subscription Price:       $____ per Share

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY
TIME, ON                      , 2009, UNLESS EXTENDED BY THE COMPANY

REGISTERED
OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of non-transferable subscription rights (“Rights”) set forth above. Each whole Right entitles the holder thereof to subscribe for and purchase one share of Common Stock, with a par value of $0.01 per share, of MHI Hospitality Corporation, a Maryland corporation, at a subscription price of $_____ per share (the “Basic Subscription Privilege”), pursuant to a rights offering (the “Rights Offering”), on the terms and subject to the conditions set forth in the Prospectus and the “Instructions as to Use of MHI Hospitality Corporation Subscription Rights Certificates” accompanying this Subscription Rights Certificate. If any shares of Common Stock available for purchase in the Rights Offering are not purchased by other holders of Rights pursuant to the exercise of their Basic Subscription Privilege (the “Excess Shares”), any Rights holder that exercises its Basic Subscription Privilege in full may subscribe for a number of Excess Shares pursuant to the terms and conditions of the Rights Offering, subject to proration, as described in the Prospectus (the “Over-Subscription Privilege”). The Rights represented by this Subscription Rights Certificate may be exercised by completing Form 1 and any other appropriate forms on the reverse side hereof and by retuning the full payment of the subscription price for each share of Common Stock in accordance with the “Instructions as to Use of MHI Hospitality Corporation Subscription Rights Certificates” that accompany this Subscription Rights Certificate.

This Subscription Rights Certificate is not valid unless countersigned by the subscription agent and registered by the registrar.

Witness the seal of Sample Corporation and the signatures of its duly authorized officers.

Dated:

________________________ Andrew M. Sims President, Chief Executive Officer and Principal Executive Officer	__________________________ William J. Zaiser Executive Vice President, Chief Financial Offier and Treasurer

DELIVERY OPTIONS FOR SUBSCRIPTION RIGHTS CERTIFICATE

Delivery other than in the manner or to the addresses listed below will not constitute valid delivery.

If delivering by hand: American Stock Transfer & Trust Company Attn: Reorganization Department 59 Maiden Lane New York, New York 10038	If delivering by mail or overnight courier: American Stock Transfer & Trust Company Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

FORM 1-EXERCISE OF SUBSCRIPTION RIGHTS

To subscribe for shares pursuant to your Basic Subscription Right, please complete lines (a) and (c) and sign under Form 3 below.  To subscribe for shares pursuant to your Over-Subscription Right, please also complete line (b) and sign under Form 3 below.  To the extent you subscribe for more Shares than you are entitled under either the Basic Subscription Right or the Over-Subscription Right, you will be deemed to have elected to purchase the maximum number of shares for which you are entitled to subscribe under the Basic Subscription Right or Over-Subscription Right, as applicable.

FORM 2-DELIVERY TO DIFFERENT ADDRESS

If you wish for the Common Stock underlying your subscription rights or the proceeds of any sale of subscription rights to be delivered to an address different from that shown on the face of this Subscription Rights Certificate, please enter the alternate address below, sign under Form 3 and have your signature guaranteed under Form 4.

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:	FORM 3-SIGNATURE

I apply for _______________ shares x $ ____ = $_______________ (no. of new shares) (subscription price) (amount enclosed)
TO SUBSCRIBE: I acknowledge that I have received the Prospectus for this Rights Offering and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the Prospectus.

(b) EXERCISE OF OVER-SUBSCRIPTION RIGHT
Signature(s):
If you have exercised your Basic Subscription Right in full and wish to subscribe for additional shares pursuant to your Over-Subscription Right:

IMPORTANT: The signature(s) must correspond with the name(s) as printed on the reverse of this Subscription Rights Certificate in every particular, without alteration or enlargement, or any other change whatsoever.

I apply for _______________ shares x $ ____ = $_______________ (no. of new shares) (subscription price) (amount enclosed)

(c) Total Amount of Payment Enclosed = $__________________	FORM 4-SIGNATURE GUARANTEE

METHOD OF PAYMENT (CHECK ONE)	This form must be completed if you have completed Forms 2.

Signature Guaranteed:
☐	Certified bank check or bank draft payable to American Stock Transfer &Trust Company, as subscription agent, f/b/o MHI Hospitality Corporation, drawn upon a United States bank; or	(Name of Bank or Firm)
By:
☐
Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as Subscription Agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 323-213251, Account name: American Stock Transfer & Trust, Reference: MHI Hospitality Rights Offer, with reference to the rights holder's name.

  (Signature of Officer)

IMPORTANT:  The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15.

FOR INSTRUCTIONS ON THE USE OF MHI HOSPITALITY CORPORATION SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT THE ALTMAN GROUP, THE INFORMATION AGENT, AT (866) 796-3419 or by email at reorg@altmangroup.com.